Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-148096 on Form S-8 of Tyco International plc of our report dated June 25, 2014 on the financial statements of Tyco International Retirement Savings and Investment Plan appearing in the 2013 Annual Report on Form 11- K of the Tyco International Retirement Savings and Investment Plan.

/s/ Crowe Horwath LLP

Crow Horwath LLP

South Bend, Indiana

November 17, 2014